Exhibit 10.2

Execution Version

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement") is made and entered into effective as of January 20, 2014, by the guarantors listed on Exhibit A (collectively, jointly and severally, “Guarantors” and each a "Guarantor"), for the benefit of FISCHER ENTERPRISES, L.L.C., an Oklahoma limited liability company ("Lender"), with reference to the following:

A.           Crumbs Bake Shop, Inc., a Delaware corporation (“Crumbs”), and Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs Holdings,” together with Crumbs, collectively, "Borrowers" and each a “Borrower”), each as a borrower, and Lender are parties to that certain Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Loan Agreement"), pursuant to which the Lender has extended in favor of the Borrowers certain credit facilities, as evidenced by Borrowers’ convertible promissory notes in the aggregate original principal amount of $5,000,000 payable to the order of the Lender (as amended, extended, renewed, restated, replaced, substituted, rearranged, changed in form, consolidated or otherwise modified from time to time, collectively, the "Notes").

B.           Each Guarantor, as a wholly owned subsidiary of Crumbs Holdings, will receive substantial and valuable consideration and economic benefit from the extension of credit by the Lender to Borrowers. The managers or board of directors, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interest of Guarantor.

C.           It is a condition precedent to the obligations of the Lender under the Loan Agreement that this Agreement be executed by each Guarantor and delivered to the Lender.

NOW, THEREFORE, in consideration of the credit to be extended pursuant to the Loan Agreement, and as a material inducement therefor, and for other good and valuable consideration, each Guarantor hereby covenants and agrees with Lender as follows:

1.            Definitions. Capitalized terms used herein (including capitalized terms used in the recitals hereto) and not otherwise defined have the respective meanings assigned to them in the Loan Agreement.

2.            Guaranty of Payment. Each Guarantor hereby guarantees to Lender, absolutely, unconditionally and irrevocably, the prompt performance and payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) of the Obligations, including the Notes and all other direct, indirect, primary or secondary liabilities and obligations now or hereafter owing by Borrowers to Lender pursuant to the Notes and the other Loan Documents, including, without limitation, principal, interest, commitment fees, agency fees, attorney’s fees, filing, recording and other perfection costs, out-of-pocket expenses, court costs and collection expenses and costs (all of the foregoing being hereinafter collectively referred to as the "Guaranteed Obligations").

3.            Primary and Direct Obligations. Each Guarantor agrees that its liability under this Guaranty shall be primary and direct, and that Lender shall not be required, before enforcing this Agreement against any Guarantor: (a) to pursue any right or remedy it may have against Borrowers or any other guarantor or other Person liable for any portion of the Guaranteed Obligations (hereinafter referred to as a "Co-Obligor"), whether under the Loan Agreement or otherwise; (b) to commence any action or obtain any judgment against Borrowers, any other guarantor or any Co-Obligor; or (c) to foreclose or realize any security interest in, or otherwise to exercise rights and remedies against, any property of Borrowers, Guarantors or any other Person in which Lender holds a security interest.

4.            Continuing Guaranty. This Agreement is an absolute, unconditional and continuing guaranty of payment and performance of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until the Guaranteed Obligations have been paid and performed in full. Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the Obligations under and in respect of the Notes and the Loan Agreement. No notice of the Guaranteed Obligations to which this Agreement may apply, or of any renewal or extension thereof, need be given to Guarantors, and none of the foregoing acts shall release Guarantors from liability hereunder. Each Guarantor hereby expressly waives (a) demand of payment or performance, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Guaranteed Obligations; (b) notice of acceptance of this Agreement and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Guaranteed Obligations now or hereafter provided for by any statute, law, rule or regulation; and (d) any right Guarantor may have, whether under Title 12, Okla. Stat. §686, Title 15, Okla. Stat. Sections 334, 337, 338, 341 and 344, or otherwise, to set-off of any other collateral or security given to secure the Guaranteed Obligations, against the Guaranteed Obligations or receive or assert the reduction of Guarantor's obligations in the same measure or amount afforded to Borrowers, as principal or otherwise. Each Guarantor hereby acknowledges that Lender may obtain other guaranties to secure payment of the Guaranteed Obligations, and each Guarantor expressly agrees that Guarantor’s liability hereunder shall not in any way be affected or impaired by the existence of such other guaranties and that Guarantor’s liability hereunder will be joint and several with all other Co-Obligors.

5.            Obligations Absolute. Each Guarantor agrees that its obligations are irrevocable, absolute, independent, and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full and satisfaction of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that none of its obligations hereunder shall be affected or impaired by any of the following acts or things: (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Guaranteed Obligations; (b) one or more extensions or renewals of the Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Guaranteed Obligations or any amendment or modification of any of the terms or provisions of any of the Loan Documents; (c) any waiver or indulgence granted to Borrowers, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Guaranteed Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrowers, any Co-Obligors, or any other Person liable in respect of any of the Guaranteed Obligations; (e) any release, surrender, cancellation, or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or the substitution therefore; (f) any failure to obtain collateral security (including rights of setoff) for the Guaranteed Obligations, or to see to the proper or sufficient creation and perfection of a security interest in the Collateral, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security, or any modification, alternation, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any Collateral; (g) any collection, sale lease, or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge, or other transfer of any of the Guaranteed Obligations or any evidence thereof; or (i) any manner, order, or method of application of any payments or credits upon the Guaranteed Obligations.

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6.            Other Transactions. Lender is expressly authorized to (a) exchange, surrender or release, with or without consideration, any and all collateral or security which may at any time be placed with it by Borrowers or by any other Person, or to forward or deliver any or all such collateral or security directly to Borrowers for collection and remittance or for credit, or to collect the same in any other manner without notice to Guarantor; and (b) amend, modify, extend or supplement the Loan Agreement or other agreement with respect to the Guaranteed Obligations in accordance with the terms thereof, waive compliance by Borrowers with the respective terms thereof and settle or compromise any of the Guaranteed Obligations without notice to any Guarantor and without in any manner affecting the absolute liability of Guarantors hereunder.

7.            Subordination and Assignment. Upon the occurrence and during the continuation of any Event of Default, each Guarantor hereby subordinates in favor of Lender any claims of such Guarantor against any Borrower or in or to any property of any Borrower, to the extent that any such claims arise hereafter by reason of payments made by such Guarantor upon any item or items of the Guaranteed Obligations, and each Guarantor hereby assigns to Lender any such claim hereafter arising and authorizes Lender to apply any payments thereon upon such item or items of the Guaranteed Obligations as Lender may determine. Upon the termination of this Agreement as herein provided, Lender agrees to reassign to Guarantors any claim which is assigned pursuant to this Section.

8.            Application of Payments. Any and all payments upon the Guaranteed Obligations made by any Borrower, Guarantor or Co-Obligor, and/or the proceeds of any or all collateral or security for any of the Guaranteed Obligations, may be applied by Lender on such items of the Guaranteed Obligations in accordance with the terms and provisions of the Loan Agreement. Any payment made by any Guarantor under this Agreement shall be effective to reduce or discharge the liability of Guarantors hereunder only if accompanied by an advice received by Lender advising Lender that such payment is made under this Agreement for such purpose.

9.            Application of Set Offs. To the extent a Guarantor is ultimately determined to be entitled to any statutory set off against liability hereunder, notwithstanding the foregoing contractual waivers and releases herein fully and voluntarily provided to Lender, the fair market value or net sale proceeds of any collateral now or hereafter held by Lender as security for the Guaranteed Obligations, the liability of such Guarantor will be computed by first applying such set off to that portion of the Guaranteed Obligations for which Guarantor is not liable, if any, and by then applying the balance of such set off, if any, to that portion of the Guaranteed Obligations absolutely and unconditionally guaranteed hereby.

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10.          Grant of Security Interest. To secure the prompt payment and performance of the Guaranteed Obligations, each Guarantor hereby grants to Lender a first priority lien and continuing security interest in all of the collateral described on Exhibit B to this Agreement (the “Collateral”).

11.          Financing Statement; Further Assurances. Lender is authorized to file, and promptly on request, Guarantors shall deliver such financing statements, assignments, notices and other documents and instruments as it shall deem necessary or appropriate to perfect and continue the perfection of the security interests in the Collateral, or otherwise to give effect to the intent of this Agreement.

12.          Collateral.

12.1.          Post-Funding Covenants. Promptly following the initial funding under the Tranche I Loan, Guarantors shall use commercially reasonable efforts to (i) obtain all the necessary consents required for Lender and Borrower to execute and record Leasehold Mortgages on each Borrower’s and each Subsidiary’s Leases, and (ii) to assist Lender in obtaining Control Agreements for each Borrower’s and Subsidiary’s Deposit Accounts. The failure to obtain any such consents shall not constitute an Event of Default hereunder.

12.2.          Location of Collateral. Each Guarantor shall maintain all Collateral at a location that is either owned by such Guarantor or leased by such Guarantor pursuant to a valid and existing lease agreement.

12.3.          Records with respect to Collateral. Each Guarantor shall keep accurate and complete records of such Guarantor’s Collateral, including, acquisitions and dispositions of such Collateral, and shall submit the records to Lender upon request.

12.4.          Defense of Title to Collateral. Each Guarantor shall at all times, defend such Guarantor’s title to the Collateral and the lien of Lender in such Collateral against all Persons, claims and demands.

12.5.          Disposition of Collateral. Except for the sale of inventory in the ordinary course of business and as permitted in Section 12.2 of the Loan Agreement, no Guarantor shall sell, lease or otherwise dispose of any Collateral without the prior written consent of Lender, other than replacement of Collateral that is worn, damaged or obsolete with items of like function and value, if the replacement Collateral is acquired substantially contemporaneously with such disposition and is free of liens. If Collateral is sold, leased, or otherwise disposed pursuant to this Section 12.5 and the net proceeds of such sale, lease or disposition are applied to repayment of the Loan, then Lender shall take all steps reasonably necessary to terminate and release Lender’s security interest in any such disposed Collateral by filing a UCC-3 Financing Statement Amendment.

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12.6.          Condition of Collateral. Each Guarantor shall insure the Collateral in amounts and with insurance carriers that are consistent with the insurance requirements set forth on Exhibit B of the Loan Agreement, and maintain the Collateral in good operating condition and repair, and make all necessary replacements and repairs so that the value and operating efficiency of such Collateral shall be preserved at all times, reasonable wear and tear excepted. Each Guarantor shall keep all of its Collateral from being affixed to any real property.

12.7.          Deposit Accounts. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its Deposit Accounts in an insured account at a commercial bank and is organized under the Laws of the United States of America or any state thereof.

13.         Representations and Warranties. Each Guarantor represents and warrants to Lender that:

13.1.          Benefit. Each Guarantor has a substantial economic interest in Borrowers and/or expects to derive benefits from transactions resulting in the creation of the Guaranteed Obligations hereby. Lender may rely conclusively on a continuing warranty hereby made, that each Guarantor continues to be benefited by the Lender's establishment of credit to Borrowers, and Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Agreement shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits.

13.2.          Receipt of Loan Agreement. Each Guarantor has received a full and complete executed copy of the Loan Agreement.

13.3.          Financial Statements. All financial statements or documents presented to Lender are accurate in all respects. As soon as available and in any event within thirty (30) days after the final filing deadline for same, each Guarantor shall provide Lender with full and complete copies of its federal and state tax returns. Guarantor shall provide Lender with annual and quarterly consolidated financial statements in accordance with the terms and provisions of the Loan Agreement.

14.         Recovery of Payment. If any payment received by Lender from any Borrower and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or other Co-Obligor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable against such Guarantor as to such Guaranteed Obligations as fully as if such application had never been made.

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15.         Discharge. Until each and every one of the Guaranteed Obligations is paid and performed in full, the obligations of Guarantors hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or Guarantors, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Lender whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantors, nor shall any modification of any of the obligations of Borrowers or the release of any security therefor by operation of law or by the action of any third party affect in any way the obligations of Guarantors hereunder, and Guarantors hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them, it being the purpose and intent of the parties hereto that the Guaranteed Obligations of Borrowers constitute the direct and primary obligations of Guarantor and that the covenants, agreements and all obligations of Guarantors hereunder be absolute, unconditional and irrevocable.

16.         Event of Default.

16.1.          Default under the Loan Agreement. The occurrence or existence of any Event of Default under the Loan Agreement, unless waived in writing by Lender, shall constitute an Event of Default under this Agreement.

16.2.          Other Defaults. The failure of any Guarantor to perform or observe any other covenant or agreement set forth in this Agreement for a period of 30 days after notice of such failure.

17.         Remedies. If an Event of Default shall occur, then during the continuance thereof:

17.1.          All Guaranteed Obligations, notwithstanding any term of this Agreement to the contrary, shall at Lender’s option and without further notice become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Guarantor.

17.2.          Lender shall have all rights, powers and remedies available under this Agreement or accorded by Law, including, without limitation, the right to resort to any or all security for the Guaranteed Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable Law.

17.3.          Lender may require each Guarantor to assemble Collateral at such Guarantor’s expense, and make it available to Lender at a place designated by Lender;

17.4.          Lender may enter any premises where Collateral is located and, without charge by Guarantor, use the Collateral in the operation of Guarantor’s business or store Collateral on such premises until the sale or other disposition of the Collateral (which sale may be conducted on such premises).

17.5.          Each Guarantor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable. Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Guaranteed Obligations. All rights, powers and remedies of Lender in connection with the Guaranteed Obligations may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by Law or equity.

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17.6.          All remedies afforded to Lender by reason of this Agreement are separate and cumulative remedies, and it is agreed that not one of such remedies, whether or not exercised by Lender, shall be deemed to be in exclusion of any of the other remedies available to Lender and shall in no way limit or prejudice any other legal or equitable remedy which Lender may have hereunder and with respect to the Guaranteed Obligations. Each Guarantor agrees that included within the equitable remedies available to Lender hereunder is the right of Lender to elect to have any and all of the obligations and agreements of such Guarantor hereunder specifically performed.

17.7.          Notwithstanding the forgoing provisions of this Section 17, upon the occurrence of any event that constitutes an Event of Default, Lender agrees prior to exercising any of its remedies hereunder, to negotiate in good faith with Guarantors in an attempt to address such Event of Default in a manner reasonably satisfactory to Lender and Guarantors so as to result in the Lender’s agreement to forbear from the exercise of its remedies hereunder; provided, that, nothing contained herein shall obligate the Lender to forbear from exercising such remedies, which shall only arise pursuant to a forbearance or similar agreement between the Lender and Guarantors.

18.         Judicial Actions. Each Guarantor hereby waives any and all right to cause a marshaling of the assets of Borrowers or any other action by any court or other governmental body with respect thereto, or to cause Lender to proceed against any security for the Guaranteed Obligations or any other recourse which Lender may have with respect thereto or to set off the value of any such security, and further waives any and all requirements that Lender institute any action or proceeding at law or in equity against Borrowers, or any other guarantor, or any Co-Obligor with respect to the Loan Agreement or the Notes, or any collateral or security therefor, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against any Guarantor upon this Agreement. Each Guarantor further waives any requirement that Lender seek performance by Borrowers, any other guarantor or any Co-Obligor of any obligation under the Loan Agreement, the Notes, or any collateral or security therefor as a condition precedent to making a demand on, or bringing any action or obtaining and/or enforcing a judgment against, any Guarantor upon this Agreement, it being agreed that upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement) and acceleration of the Guaranteed Obligations, the obligations of Guarantors hereunder shall without further act mature immediately and automatically, without further notice or demand or any other action by Lender.

19.         Bankruptcy of Borrower. Each Guarantor expressly agrees that the liability and obligations of such Guarantor under this Agreement shall not in any way be affected by the institution by or against any Borrower, any other guarantor or any Co-Obligor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors, and that any discharge of any of the Guaranteed Obligations pursuant to any such bankruptcy or similar law or other law shall not discharge or otherwise affect in any way the obligations of any Guarantor under this Agreement, and that upon the institution of any of the above actions, at the sole discretion of Lender, such obligations shall be enforceable against Guarantors.

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20.         Termination. Upon the occurrence of the expiration or termination of the Loans and the payment in full of the Guaranteed Obligations and the repayment of all fees due and payable under the Loan Agreement, this Agreement and all obligations of Guarantors hereunder shall terminate, without delivery of any instrument or performance of any act by any party.

21.         Severability. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstances, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

22.         General.

22.1.          Collection Costs. Each Guarantor agrees to reimburse Lender upon demand for all reasonable out-of-pocket costs, fees, and expenses (including reasonable attorneys’ fees and legal expenses), and post-petition bankruptcy or other liquidation proceeding costs, fees and expenses incurred by Lender arising out of or in connection with the enforcement of the Guaranteed Obligations or arising out of or in connection with any failure of any Guarantor to fully and timely perform its obligations hereunder to the fullest extent Borrowers would be required to do so under the Loan Agreement or any of the other Loan Documents or Security Instruments.

22.2.          No Waiver. No delay on the part of Lender in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

22.3.          Obligations Absolute. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Agreement, and this Agreement is a primary obligation of each Guarantor.

22.4.          Notices. Any notice, demand, request or consent required or authorized hereunder shall be served in Person, delivered by U.S. mail, or sent by fax, addressed as follows:

If to Guarantor:	Crumbs Bake Shop, Inc.
Crumbs Holdings LLC
110 West 40th Street
New York, NY 10018
Attn: Ed Slezak

With a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, NJ 07601
Attn: Marc P. Press, Esq.

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If to Lender:	Fischer Enterprises, L.L.C.
15209 Grayson Drive
Edmond, OK 73103
Attention: S. Scott Fischer

With a copy to:	McAfee & Taft A Professional Corporation
10th Floor, Two Leadership Square
211 N. Robinson
Oklahoma City, OK 73102
Attn: Louis J. Price

or at such other address as either party hereto shall designate for such purpose in a written notice to the other. Notices served in person shall be effective and deemed given when delivered; notices sent by fax shall be effective and deemed given when transmitted, as evidenced by the sender’s confirmation thereof; and notices sent by mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid.

22.5.          Governing Law. This Agreement will be deemed to be a contract made under and governed by the laws of the State of Oklahoma.

22.6.          Jurisdiction and Venue. All actions or proceedings with respect to this Agreement may be instituted in any state or federal court sitting in Oklahoma County, Oklahoma, and by execution and delivery of this Agreement, each Guarantor irrevocably and unconditionally (i) submits to the nonexclusive jurisdiction (both subject matter and Person) of such court, and (ii) waives (a) any objection that such Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

22.7.          Waiver of Jury Trial. Each Guarantor hereby voluntarily, knowingly, irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among Borrowers, Guarantors and Lender arising out of or in any way related to this Agreement. This Subsection is a material inducement to Lender to provide the financing described herein or in the other Loan Documents.

22.8.          Section Headings. Section headings herein are for convenience only and shall not be deemed part of this Agreement.

22.9.          Successors and Assigns. This Agreement shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

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22.10.         Time of the Essence. Each Guarantor acknowledges that time is of the essence with respect to its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement as been duly executed by each Guarantor as of the date first set forth above.

CRUMBS HOLDINGS LLC, as sole member of, and for and on behalf of, each of the Guarantors listed on Exhibit A

By:
Name:
Title:

[Signature Page to Guaranty and Security Agreement]

EXHIBIT A

SUBSIDIARIES OF CRUMBS HOLDINGS LLC

o	Crumbs 17th Street, LLC, a District of Columbia limited liability company
o	Crumbs 42nd Street, LLC, a New York limited liability company
o	Crumbs 92nd Street, LLC, a New York limited liability company
o	Crumbs Americana, LLC, a California limited liability company
o	Crumbs Beverly Hills, LLC, a California limited liability company
o	Crumbs Broad Street, LLC, a New York limited liability company
o	Crumbs Broadway LLC, a New York limited liability company
o	Crumbs Brooklyn Heights LLC, a New York limited liability company
o	Crumbs Calabasas, LLC, a California limited liability company
o	Crumbs Catering LLC, a New York limited liability company
o	Crumbs Clarendon LLC, a Virginia limited liability company
o	Crumbs Columbia LLC, a New York limited liability company (f/k/a Crumbs 125th Street, LLC)
o	Crumbs Columbus LLC, a New York limited liability company
o	Crumbs Downtown II, LLC, a New York limited liability company
o	Crumbs East Bakeshop II, LLC, a New York limited liability company
o	Crumbs East End, LLC, a District of Columbia limited liability company
o	Crumbs E-Commerce LLC, a New York limited liability company
o	Crumbs Federal Street LLC, a Delaware limited liability company
o	Crumbs Garment Center LLC, a New York limited liability company
o	Crumbs Grand Central LLC, a New York limited liability company
o	Crumbs Greenvale LLC, a New York limited liability company
o	Crumbs Greenwich, LLC, a Connecticut limited liability company
o	Crumbs Hoboken, LLC, a New Jersey limited liability company
o	Crumbs Hollywood LLC, a California limited liability company
o	Crumbs Huntington LLC, a New York limited liability company
o	Crumbs II, LLC, a New York limited liability company
o	Crumbs International Place, LLC, a Delaware limited liability company
o	Crumbs L Street, LLC, a District of Columbia limited liability company
o	Crumbs Larchmont, LLC, a California limited liability company
o	Crumbs LaSalle, LLC, an Illinois limited liability company
o	Crumbs L’Enfant Plaza, LLC, a District of Columbia limited liability company
o	Crumbs Lexington LLC, a New York limited liability company
o	Crumbs Madison LLC, a New York limited liability company
o	Crumbs Malibu, LLC, a California limited liability company
o	Crumbs Newark LLC, a New Jersey limited liability company
o	Crumbs New Canaan, LLC, a California limited liability company
o	Crumbs Oak Park, LLC, an Illinois limited liability company
o	Crumbs Park Avenue LLC, a New York limited liability company
o	Crumbs Park Avenue South, LLC, a New York limited liability company
o	Crumbs Queens Center, LLC, a New York limited liability company

Exhibit A

Guaranty & Security Agreement

o	Crumbs Retail Bake Shops, LLC, a Delaware limited liability company (f/k/a Crumbs Fulton Street, LLC
o	Crumbs Ridgewood, LLC, a New Jersey limited liability company
o	Crumbs Rittenhouse Square, LLC, a Delaware limited liability company
o	Crumbs River North, LLC, an Illinois limited liability company
o	Crumbs Sixth Avenue, LLC, a New York limited liability company
o	Crumbs South Clark, LLC, an Illinois limited liability company
o	Crumbs Stamford, LLC, a Connecticut limited liability company
o	Crumbs Third Avenue LLC, a New York limited liability company
o	Crumbs Times Square LLC, a New York limited liability company
o	Crumbs Union Square LLC, a New York limited liability company
o	Crumbs Union Station LLC, a District of Columbia limited liability company
o	Crumbs Wall Street II, LLC, a New York limited liability company
o	Crumbs West Madison, LLC, an Illinois limited liability company
o	Crumbs Westfield LLC, a New Jersey limited liability company
o	Crumbs Westport, LLC, a Connecticut limited liability company
o	Crumbs Wholesale II, LLC, a New York limited liability company
o	Crumbs Woodbury LLC, a New York limited liability company

Exhibit A

Guaranty & Security Agreement

EXHIBIT B

Description of Collateral

1.          “Collateral” means all of each Guarantor’s Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter of Credit Rights, Software, Commercial Tort Claims, money, Intellectual Property, Incidental Rights, and all other property of each Guarantor, whether owned now or acquired after the date of this Agreement, and including all proceeds thereof, all substitutions therefor, and all books and records related thereto.

2.          Definitions. For the purpose of this Agreement, the following terms have the meanings set forth below:

“Copyrights” means all rights under applicable law associated with works of authorship, including but not limited to copyrights, moral rights, mask-works, and computer software (excluding commercially available software).

"Incidental Rights" means (a) all books and records relating to the Equipment, contracts, contract rights, licenses, sublicenses, computer tapes, catalogues, advertisements, source codes, computer programs, computer cards and computer disks, Accounts, Inventory and any of the other items or types of Collateral; (b) all indemnities, guaranties or warranties relating to the ownership, construction, rental, operation, maintenance, use or repair of the Equipment or other items or types of Collateral, (c) all telephone numbers assigned to Borrowers, (d) all governmental filings, permits, approvals or licenses relating to the ownership, use or operating of the Equipment and Inventory; and (e) contract files, right-of-way files and engineering files relating primarily thereto.

“Intellectual Property” means the Copyrights, Know-How, Patents, and Trademarks.

“Know-How” means all technical and business knowledge, proprietary information, data, processes, techniques, methods of manufacturing, methods of operation, drawings, designs, blueprints, databases, draft patent applications, invention disclosures, research and development projects, operating manuals, manufacturing and quality control procedures, non-commercial software, trade secrets, plans, accumulated experience, plant and tool design, installation instructions and raw material specifications, formulations, techniques, drawings, unpatented inventions (including inventions conceived prior to the date hereof but not documented as of the date hereof), advertising procedures, sales promotion literature, customer lists, and price lists, in each case to the extent protectable under applicable law.

"Patents" means all domestic and foreign letters design and utility patent and patent applications (including without limitation all provisional, design, divisional, renewal, re-exam, reissue, substitute, continuation, continuations-in-part and convention applications, all other patent applications or utility model applications or issued patents or utility models claiming priority therefrom or otherwise related thereto, and any and all letters patent and utility models, reissues, reexaminations, and extensions of letters patent and utility models granted thereon, and every priority right that is or may be predicted upon or arise from therefrom or based thereon) (including, without limitation, patents and patent applications in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof).

Exhibit B

Guaranty & Security Agreement

"Trademarks" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, dba's, internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, dba's, internet domain names, trade dress, trade styles, designs, logos and other source or business identifiers), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks or associated therewith.

“UCC” means the Uniform Commercial Code, as amended and in effect in the State of Oklahoma.

3.          UCC Terms. The following capitalized terms shall have the meanings set forth in the UCC: Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter-of-credit Rights, and Commercial Tort Claims.

Exhibit B

Guaranty & Security Agreement